 Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

November 7, 2024

Richtech Robotics Inc.

4175 Cameron Street, Suite 1

Las Vegas, Nevada 89103

Re: Richtech Robotics Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to Richtech Robotics, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 14,311,215 shares (the “Shares”) of its common stock, $0.0001 par value (the “Common Stock”) that have or may be issued pursuant to the Company’s Amended and Restated 2023 Stock Option Plan (the “Amended Plan”) on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), as filed with the Securities and Exchange Commission (“Commission”).

For purposes of these opinions, we have examined originals or copies of:

(a) the Registration Statement;

(b) the Amended Plan;

(c) certain actions of the Board of Directors and stockholders of the Company relating to the adoption of the Plan and such other matters as relevant.

We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such corporate charter documents, records, certificates, and instruments (collectively with the documents identified in (a) through (c) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination we have assumed:

(a) the legal capacity and competency of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

November 7, 2024

(c) the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d) that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) that such Documents are enforceable in accordance with their terms with respect to all parties thereto;

(f) that at the time of issuance of any Shares, the Company validly exists and is duly qualified and in good standing under the laws of Nevada; and

(g) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the execution and delivery by all parties of the Documents.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

In rendering the opinions set forth below, we have also assumed that:

(a) at or prior to the time of issuance and delivery, the Shares will be registered by the transfer agent and registrar of such Shares;

(b) the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of Shares under the Plan;

(c) upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its charter documents; and

(d) each stock grant, stock option, or other security exercisable or exchangeable for a Share under the Plan has been, or will be, duly authorized, validly granted, and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or exercise of such stock option or other security under the Plan.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a) the Shares that have been or may be issued under the Plan are duly authorized shares of the Company’s Common Stock; and

November 7, 2024

(b) if, as, and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.
FENNEMORE CRAIG, P.C.

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